Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

August 5, 2008

CONTACT:

John Erickson, Chief Financial Officer - (301) 951-6122

Amanda Cuthbertson, Director, Investor Relations - (301) 951-6122

Pete Deoudes, Director, Equity Capital Markets - (301) 951-6122

AMERICAN CAPITAL DECLARES $1.05 Q3 2008 DIVIDEND

REPORTS $0.71 NOI AND $0.95 REALIZED EARNINGS IN Q2 2008

Bethesda, MD – August 5, 2008 – American Capital, Ltd. (NASDAQ: ACAS) (“American Capital” or the “Company”) announced today its third quarter 2008 dividend and its results for the second quarter of 2008.

THIRD QUARTER 2008 DIVIDEND DECLARATION

American Capital’s Board of Directors has declared a third quarter 2008 regular dividend of $1.05 per share to record holders as of October 6, 2008, payable on October 14, 2008. This is a 14% increase over the third quarter 2007 dividend of $0.92 per share. American Capital has paid a total of $2.5 billion in dividends and paid or declared dividends of $29.25 per share since its August 1997 IPO at $15.00 per share.

2008 DIVIDEND FORECAST

American Capital reiterates its 2008 dividend forecast of $4.19 per share, a 13% growth over total 2007 dividends of $3.72 per share. The fourth quarter of 2008 dividend per share is forecast to be $1.10 per share, a 10% increase over the fourth quarter of 2007 dividend.

2008 FORECASTS

American Capital is forecasting $0.68 to $0.75 in Net Operating Income (earnings less appreciation, depreciation, gains and loss (“NOI”)) per diluted share for the third quarter of 2008.

American Capital is forecasting that its Earnings less appreciation and depreciation (“Realized Earnings”) per diluted share for the third quarter of 2008 will exceed $1.05 per diluted share.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

American Capital is revising downward its assets under management forecast to have between $17 billion and $20 billion as of year end, of which between $7 billion and $10 billion is expected be in external funds managed by American Capital, LLC, a wholly-owned portfolio company of American Capital, and the balance is expected to be approximately $10 billion on American Capital’s balance sheet.

American Capital reiterates its forecast that it will roll over more than $500 million of ordinary taxable income and net long term capital gains from 2008 to pay 2009 dividends.

The preceding dividend forecast and other forecasts above assume that for 2008 there will be a recession in the U.S., no new capital will be raised at American Capital, and that American Capital will produce sufficient liquidity from debt repayments and exits for new investments.

SECOND QUARTER 2008 RESULTS

Net Operating Income (“NOI”)

American Capital also announced today its results for the second quarter of 2008. NOI for the second quarter of 2008 decreased 22% to $0.71 per diluted share, compared to $0.91 per diluted share for the second quarter of 2007. The second quarter of 2008 forecast for NOI was $0.68 to $0.75 per diluted share.

Realized Earnings

Realized Earnings decreased 33% to $0.95 per diluted share for the second quarter of 2008, compared to $1.42 per diluted share for the second quarter of 2007. Realized Earnings return on equity at cost for the twelve months through the second quarter of 2008 was 13%. The second quarter of 2008 Realized Earnings per basic share covered 92% of the second quarter 2008 dividend of $1.03 per share. The second quarter of 2008 forecast for Realized Earnings was to exceed $1.10 per diluted share.

Earnings

American Capital’s Earnings for the second quarter of 2008 was a loss of $(0.34) per diluted share, a decrease of $5.02 per diluted share from the second quarter of 2007 earnings of $4.68 per diluted share. This loss was driven by $264 million of net unrealized depreciation, offset by $49 million of net realized gains. Earnings return on equity for the twelve months through the second quarter of 2008 was (18)%.

American Capital’s net asset value (“NAV”) per share as of June 30, 2008 was $27.01, a decrease of $1.15 or 4% lower than the March 31, 2008 NAV per share of $28.16. The June 30, 2008 NAV was $5.87 per share less than the December 31, 2007 NAV per share of $32.88.

“Though it looks like we are in a recession, we continue to have good realized earnings of $0.95 per diluted share, which is slightly behind our previous guidance, due to several exits shifting from the second quarter to the third quarter of 2008,” said

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

Malon Wilkus, Chairman and Chief Executive Officer. “With our visibility into additional exits of portfolio companies during the third quarter of 2008, we expect to realize earnings that cover our dividend. This is evidenced by our forecast to exceed $1.05 per diluted share in realized earnings for the third quarter of 2008, despite the troubles in the economy. In the second quarter we had exits and prepayments totaling $479 million. Our exits are accretive to NOI when we redeploy the capital into wider yielding debt investments.”

For the second quarter of 2008, net appreciation, depreciation, gains and losses totaled $(215) million, consisting of $49 million of net realized gains less $(264) million of net depreciation, compared to $635 million of net appreciation, depreciation, gains and losses for the second quarter of 2007. The primary components of the $(264) million of net depreciation for the quarter were as follows:

•	$(67) million of reversals of prior net appreciation associated with net realized gains;

•

$(286) million of net depreciation of American Capital’s private finance investments due primarily to a decline of the trading multiples of comparable public companies and to a decline of cash flows of certain of its portfolio companies;

•	$(12) million of net depreciation of American Capital’s investments in managed funds;

•	$(17) million of depreciation of American Capital, LLC, an alternative asset fund manager;

•	$46 million of net appreciation from structured products, due to modest tightening of investment spreads, primarily from commercial mortgage structured products; and

•	$72 million of net appreciation of interest rate swaps due to changes in the forward yield curve.

“We are pleased with the credit quality of our portfolio given the current environment,” stated John Erickson, Chief Financial Officer. “Our non-accrual loans were 2% of total loans at fair value as of June 30, 2008. The overall portfolio has experienced EBITDA declines on average, signaling that we are in a recession. However, it is interesting to note that when the results are weighted by the fair value of our investments, EBITDA is growing year over year, indicating that our largest investments (which are primarily our buyouts) are performing the best. This reflects the investment discipline we had over the last five years and leads us to believe that our credit quality will remain better than during the last recession. We continue to sell companies at attractive multiples, generating good liquidity. Despite the economy, we are well positioned to maintain our dividend level in our steady state operating mode.”

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

In the second quarter of 2008, American Capital invested $0.9 billion in new committed investments and received $0.5 billion of proceeds from realizations of portfolio investments. In addition, American Capital funds under management invested an additional $2.7 billion, for a total of $3.6 billion of new investments during the second quarter of 2008.

As of June 30, 2008, loans with a fair value of $116 million were on non-accrual. The $116 million fair value of non-accruing loans represented 2% of total loans at fair value as of June 30, 2008, compared to the $56 million fair value of non-accrual loans representing 1% of total loans at fair value as of June 30, 2007.

“We exited eleven companies year-to-date through July 2008, receiving proceeds of $1 billion,” said Steve Burge, President, North American Private Finance. “The median multiples for these companies at the time of their 2008 exits were one turn higher than the median multiples when we entered into the investments, and their average EBITDA was 55% higher. We currently have 22 companies in various stages of the sales process, which is typical for the size of our portfolio. We are seeing robust interest from prospective buyers, so we continue to expect strong liquidity from our portfolio. Our ability to offer a staple financing package to buyers is a strong competitive advantage and advances our strategic initiative of increasing our investment spreads and moving up the balance sheet in this environment.”

Since its August 1997 IPO through the second quarter of 2008, American Capital has earned a 17% compounded annual return, including interest, dividends, fees and net gains, on 239 realizations of senior debt, subordinated debt and equity investments, totaling $11 billion of original committed capital. These realizations represent 46% of all amounts invested by American Capital since its August 1997 IPO. Proceeds from these realizations on average exceeded the total associated prior quarter valuation of the investments by less than 1%. American Capital earned a 30% compounded annual return on the exit of its equity investments, including dividends, fees and net gains.

AMERICAN CAPITAL AGENCY CORP.

American Capital increased its funds under management with the successful completion of American Capital Agency Corp.’s (“AGNC”) initial public offering (“IPO”) on May 20, 2008 of 10 million shares of common stock, at a price of $20.00 per share, for net proceeds of $186 million. The shares are traded on The NASDAQ Global Market under the symbol “AGNC.” In a private placement concurrent with the AGNC IPO, American Capital purchased 5 million shares of AGNC common stock at the IPO price of $20.00 per share, for $100 million. AGNC’s total net proceeds from the IPO and the concurrent private placement were $286 million. AGNC is externally managed and advised by an affiliate of American Capital.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

THIRD PARTY VALUATION OF PORTFOLIO INVESTMENTS

American Capital’s Board of Directors is ultimately responsible for determining the fair value of American Capital’s portfolio investments on a quarterly basis in good faith. In that regard, the Board of Directors retains independent third party valuation firms to assist it by having the third party valuation firms regularly perform certain procedures that the Board identifies and requests the respective third party firms to perform on a predetermined selection of the Board’s fair value determinations (“Procedures”). The Board of Directors may also obtain valuation assistance from such firms on other portfolio investments. Representatives from the valuation firms also attend American Capital’s quarterly valuation meetings and provide their respective quarterly reports to the Audit and Compliance Committee of the Board of Directors. Each quarter, the third party valuation firms will perform Procedures on American Capital’s determination of the aggregate fair value of approximately one fourth of its investments in companies that have both been portfolio companies for at least one year and that have a fair value in excess of $25 million, in accordance with American Capital’s valuation procedures.

American Capital’s Board of Directors engaged two valuation firms, Houlihan Lokey Howard & Zukin Financial Advisors Inc. (“Houlihan Lokey”) and Duff & Phelps, LLC (“Duff & Phelps”) to perform Procedures on American Capital’s fair value determinations for the second quarter of 2008. Houlihan Lokey and Duff & Phelps are both leading international valuation firms. For the quarter ended June 30, 2008, Houlihan Lokey performed its Procedures on valuations of a total of 13 portfolio investments, with a value of $1.0 billion. This value is approximately 10% of the fair value of American Capital’s total investments as of June 30, 2008. Duff & Phelps also performed its Procedures on valuations of an additional ten portfolio investments, with a fair value of $0.3 billion as of the period end. This value is approximately 3% of the fair value of American Capital’s total investments as of June 30, 2008. For the last four quarters, third party valuation firms performed Procedures on an aggregate of 85 portfolio companies totaling $6.9 billion in fair value as of their respective valuation dates, in accordance with American Capital’s valuation procedures. For those portfolio investments on which each valuation firm has performed Procedures during each applicable period, using the scope of review set forth by American Capital’s Board of Directors and in accordance with American Capital’s valuation procedures, the Board of Directors has made a fair value determination for such investments that is within each valuation firm’s aggregate range of fair value for the investments. Additionally, in connection with its review, Duff & Phelps also concluded that the aggregate range of fair value determined by the Board of Directors for the investments that it performed Procedures, was not unreasonable.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2008, December 31, 2007 and June 30, 2007

(in millions)

	Q2 2008	Q4 2007	Q2 2008 Versus Q4 2007		Q2 2007	Q2 2008 Versus Q2 2007
			$	%		$	%
	(unaudited)				(unaudited)
Assets

Investments at fair value (cost of $10,680, $10,667 and $10,674 respectively)	$9,687	$10,928	$(1,241)	-11%	$11,516	$(1,829)	-16%
Cash and cash equivalents	262	143	119	83%	172	90	52%
Restricted cash and cash equivalents	229	401	(172)	-43%	202	27	13%
Interest receivable	42	56	(14)	-25%	57	(15)	-26%
Other	236	204	32	16%	204	32	16%

Total assets	$10,456	$11,732	$(1,276)	-11%	$12,151	$(1,695)	-14%

Liabilities and Shareholders’ Equity
Debt	$4,475	$4,824	$(349)	-7%	$5,371	$(896)	-17%
Derivative agreements	76	77	(1)	-1%	3	73	2433%
Accrued dividends payable	209	195	14	7%	151	58	38%
Other	100	195	(95)	-49%	151	(51)	-34%

Total liabilities	4,860	5,291	(431)	-8%	5,676	(816)	-14%

Commitments and contingencies

Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0.0 issued and outstanding	—	—	—	0%	—	—	0%
Common stock, $0.01 par value, 1,000.0 shares authorized, 214.0, 201.4 and 185.6 issued and 207.2, 195.9 and 182.2 outstanding, respectively	2	2	—	0%	2	—	0%
Capital in excess of par value	6,457	6,013	444	7%	5,470	987	18%
Undistributed net realized earnings	226	254	(28)	-11%	167	59	35%
Net unrealized (depreciation) appreciation of investments	(1,089)	172	(1,261)	NM	836	(1,925)	NM

Total shareholders’ equity	5,596	6,441	(845)	-13%	6,475	(879)	-14%

Total liabilities and shareholders’ equity	$10,456	$11,732	$(1,276)	-11%	$12,151	$(1,695)	-14%

NM = Not meaningful

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months Ended June 30, 2008 and 2007

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Three Months Ended June 30, 2008 Versus 2007		Six Months Ended June 30,		Six Months Ended June 30, 2008 Versus 2007
	2008	2007	$	%	2008	2007	$	%
OPERATING INCOME:
Investing operating income (1)	$231	$226	$5	2%	$486	$431	$55	13%
Asset management and advisory operating income (2)	32	100	(68)	-68%	69	145	(76)	-52%

Total operating income	263	326	(63)	-19%	555	576	(21)	-4%

OPERATING EXPENSES:
Interest	48	73	(25)	-34%	111	135	(24)	-18%
Salaries, benefits and stock-based compensation	57	67	(10)	-15%	113	118	(5)	-4%
General and administrative	20	22	(2)	-9%	43	47	(4)	-9%

Total operating expenses	125	162	(37)	-23%	267	300	(33)	-11%

OPERATING INCOME BEFORE INCOME TAXES	138	164	(26)	-16%	288	276	12	4%

Benefit (provision) for income taxes	7	(11)	18	NM	8	(9)	17	189%

NET OPERATING INCOME	145	153	(8)	-5%	296	267	29	11%

Net realized gain on investments
Portfolio company investments	63	77	(14)	-18%	91	87	4	5%
Taxes on realized gains	(3)	—	(3)	100%	(4)	—	(4)	100%
Foreign Currency	1	—	1	100%	6	—	6	100%
Derivative agreements	(12)	9	(21)	NM	(11)	12	(23)	NM

Total net realized gain	49	86	(37)	-43%	82	99	(17)	-17%

REALIZED EARNINGS	194	239	(45)	-19%	378	366	12	3%

Net unrealized (depreciation) appreciation of investments
Portfolio company investments	(336)	507	(843)	NM	(1,333)	514	(1,847)	NM
Foreign currency translation	—	4	(4)	-100%	73	11	62	564%
Derivative agreements	72	38	34	89%	(1)	31	(32)	NM

Total net unrealized (depreciation) appreciation	(264)	549	(813)	NM	(1,261)	556	(1,817)	NM

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“EARNINGS”)	$(70)	$788	$(858)	NM	$(883)	$922	$(1,805)	NM

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.71	$0.93	$(0.22)	-24%	$1.48	$1.68	$(0.20)	-12%
Diluted	$0.71	$0.91	$(0.20)	-22%	$1.48	$1.64	$(0.16)	-10%

REALIZED EARNINGS PER COMMON SHARE*:
Basic	$0.95	$1.45	$(0.50)	-34%	$1.89	$2.30	$(0.41)	-18%
Diluted	$0.95	$1.42	$(0.47)	-33%	$1.89	$2.25	$(0.36)	-16%

EARNINGS PER COMMON SHARE*:
Basic	$(0.34)	$4.77	$(5.11)	NM	$(4.42)	$5.80	$(10.22)	NM
Diluted	$(0.34)	$4.68	$(5.02)	NM	$(4.42)	$5.68	$(10.10)	NM

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	204.4	165.1	39.3	24%	199.8	158.9	40.9	26%
Diluted	204.4	168.5	35.9	21%	199.8	162.4	37.4	23%

DIVIDENDS DECLARED PER COMMON SHARE	$1.03	$0.91	$0.12	13%	$2.04	$1.80	$0.24	13%

NM = Not meaningful.

*	May not recalculate due to rounding.
(1)	The investing operating income consists of interest, dividends, prepayment fees and other fee income.
(2)	The asset management and advisory operating income consists primarily of asset management fees and reimbursements, dividends from portfolio company fund managers, transaction structuring fees, equity and loan financing fees, portfolio company management and administrative fees and other fee income.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended June 30, 2008, March 31, 2008 and June 30, 2007

(in millions, except per share data)

(unaudited)

	Q2 2008		Q1 2008		Q2 2008 Versus Q1 2008		Q2 2007		Q2 2008 Versus Q2 2007
					$	%			$	%
Assets Under Management:
American Capital Assets at Fair Value(1)	$10,456		$10,219		$237	2%	$12,151		(1,695)	-14%
Externally Managed Assets at Fair Value(2)	7,491		4,814		2,677	56%	3,891		3,600	93%

Total	$17,947		$15,033		$2,914	19%	$16,042		$1,905	12%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources(1)	$12,045		$12,412		$(367)	-3%	$12,653		(608)	-5%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	7,934		5,804		2,130	37%	4,137		3,797	92%

Total	$19,979		$18,216		$1,763	10%	$16,790		$3,189	19%

New Investments:
Senior Debt	$111		$510		$(399)	-78%	$1,989		$(1,878)	-94%
Subordinated Debt	475		113		362	320%	451		24	5%
Preferred Equity	82		115		(33)	-29%	493		(411)	-83%
Common Equity	150		123		27	22%	381		(231)	-61%
Structured Products	100		48		52	108%	181		(81)	-45%

Total	$918		$909		$9	1%	$3,495		$(2,577)	-74%

Investments in Managed Funds	$125		$400		$(275)	-69%	$242		$(117)	-48%
Financing for Private Equity Buyouts	109		—		109	100%	804		(695)	-86%
Direct Investments	50		113		(63)	-56%	378		(328)	-87%
American Capital Sponsored Buyouts	—		303		(303)	-100%	1,458		(1,458)	-100%
CMBS Investments	89		48		41	85%	126		(37)	-29%
CLO/CDO Investments	11		—		11	100%	55		(44)	-80%
Add-on Financing for Growth	343		13		330	NM	10		333	NM
Add-on Financing for Recapitalizations	99		2		97	NM	202		(103)	-51%
Add-on Financing for Acquisitions	66		—		66	100%	205		(139)	-68%
Add-on Financing for Working Capital in Distressed Situations	26		30		(4)	-13%	15		11	73%

Total	$918		$909		$9	1%	$3,495		$(2,577)	-74%

Realizations:
Scheduled Principal Amortization	$28		$17		$11	65%	$18		$10	56%
Senior Loan Syndications	21		274		(253)	-92%	226		(205)	-91%
Principal Prepayments	265		240		25	10%	524		(259)	-49%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	16		20		(4)	-20%	31		(15)	-48%
Sale of Equity Investments	149		380		(231)	-61%	185		(36)	-19%

Total	$479		$931		$(452)	-49%	$984		$(505)	-51%

Appreciation, Depreciation, Gains and Losses:
Gross Realized Gains	$102		$51		$51	100%	$108		$(6)	-6%
Gross Realized Losses	(39)		(23)		(16)	-70%	(31)		(8)	-26%

Portfolio Net Realized Gains	63		28		35	125%	77		(14)	-18%
Taxes on Realized Gains	(3)		(1)		(2)	-200%	—		(3)	100%
Foreign Currency	1		5		(4)	-80%	—		1	100%
Interest Rate Derivatives	(12)		1		(13)	NM	9		(21)	NM

Net Realized Gains	49		33		16	48%	86		(37)	-43%

Gross Unrealized Appreciation at 55, 30 and 50 Portfolio Companies	228		137		91	66%	698		(470)	-67%
Gross Unrealized Depreciation at 81, 113 and 41 Portfolio Companies	(497)		(1,088)		591	-54%	(170)		(327)	-192%

Current Portfolio Net Unrealized (Depreciation) Appreciation	(269)		(951)		682	-72%	528		(797)	NM
Net Depreciation From the Recognition of Net Realized Gains	(67)		(46)		(21)	46%	(21)		(46)	-219%
Net Unrealized Appreciation for Foreign Currency Translation	—		73		(73)	-100%	4		(4)	-100%
Interest Rate Derivatives, net	72		(73)		145	NM	38		34	89%

Net Unrealized (Depreciation) Appreciation	(264)		(997)		733	-74%	549		(813)	NM

Net Gains, Losses, Appreciation and Depreciation	$(215)		$(964)		$749	-78%	$635		$(850)	NM

Other Financial Data:
Net Asset Value per Share	$27.01		$28.16		$(1.15)	-4%	$35.54		$(8.53)	-24%
Financial Liabilities at Cost	$4,475		$4,050		$425	10%	$5,371		$(896)	-17%
Financial Liabilities at Fair Value	$4,153		$3,875		$278	7%	NA		NA	NA
Market Capitalization	$4,925		$6,937		$(2,012)	-29%	$7,747		$(2,822)	-36%
Total Enterprise Value	$9,137		$10,978		$(1,841)	-17%	$12,946		$(3,809)	-29%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments at Period End(3)	11.2%		11.3%				11.7%
Loans on Non-Accrual at Face	$481		$375		$106	28%	$232		$249	107%
Loans on Non-Accrual at Fair Value	$116		$80		$36	45%	$56		$60	107%
Past Due Loans at Face	$42		$106		$(64)	-60%	$27		$15	56%
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans	8.6%		8.2%				4.1%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	2.1%		1.5%				0.9%
Number of Portfolio Companies on Non-Accrual and Past Due	24		24				19
Debt to Equity Conversions at Cost	$30		$40		$(10)	-25%	$—
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	10.0%		10.9%				11.3%
LTM Realized Earnings Return on Average Equity at Cost	13.2%		15.0%				16.0%
LTM Earnings Return on Average Equity	-17.9%		-4.1%				29.1%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	8.8%		9.4%				12.1%
Current Quarter Realized Earnings Return on Average Equity at Cost Annualized	11.8%		11.5%				18.8%
Current Quarter Earnings Return on Average Equity Annualized	-4.9%		-53.5%				56.0%
Dividends:
Dividend Coverage (Realized Earnings per Basic Share/Dividend per Share)	0.92	x	0.93	x			1.59	x
Dividend Payout Ratio (Dividend per Share/Realized Earnings per Basic Share)	1.08	x	1.07	x			0.63	x
LTM Dividend Coverage (Realized Earnings per Basic Share/Dividend per Share)	1.07	x	1.23	x			1.30	x
LTM Dividend Payout Ratio (Dividend per Share/Realized Earnings per Basic Share)	0.94	x	0.81	x			0.77	x
Dividends Declared	$209		$196		$13	7%	$151		$58	38%

NM = Not meaningful

NA = Not available

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes European Capital, American Capital Agency Corp., American Capital Equity I , American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Includes private finance and CMBS portfolio.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

As of June 30, 2008

(in millions)

(unaudited)

The following table summarizes the current GAAP cost basis and fair value of our investments as of June 30, 2008 compared to the realizable value, which is amount that we currently anticipate realizing on settlement or maturity of these investments, or realizable value:

Asset Class	GAAP Cost Basis	GAAP Fair Value	Realizable Value	Difference Between Realizable Value and GAAP Fair Value
Private Finance	$8,195	$7,588	$7,755	$167
Structured Products	962	463	939	476
Managed Funds	1,454	1,312	1,312	—
American Capital, LLC	69	323	323	—
Derivatives, net	1	(75)	(79)	(4)

Total	$10,681	$9,611	$10,250	$639

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this press release includes realizable value, a non-GAAP financial measure which management uses in its internal analysis of results, and believes may be informative to investors gauging the quality of the Company’s assets and financial performance from a long-term perspective, identifying trends in its results and providing meaningful period-to-period comparisons. Realizable value is defined as the future value that American Capital currently anticipates realizing on the settlement or maturity of its investments. It does not represent current fair value or net present value. American Capital believes that this non-GAAP financial measure provides information useful to investors because the Company generally intends to hold its assets to settlement or maturity, and there may be material differences between the GAAP fair values of its investments and the amounts the Company expects to realize on settlement or maturity. This is primarily because the current lack of liquidity in the financial markets has caused investment spreads between the cost of funds and investment income to widen significantly on investments, resulting in current fair values under Statement of Financial Accounting Standards No. 157 that are materially lower than what the Company currently anticipates realizing on settlement or maturity. American Capital believes that providing investors with realizable value in addition to the related GAAP fair value gives investors greater transparency to the information used by management in its financial operational decision-making. Although American Capital believes that this non-GAAP financial measure enhances investors’ understanding of its business and performance, realizable value should not be considered as an alternative to GAAP basis financial measures. A reconciliation of non-GAAP realizable value to GAAP fair value is set forth above.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

	Static Pool
Portfolio Statistics (1) ($ in millions, unaudited)	Pre-1999	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	Pre-1999 - 2008 Aggregate	2003 - 2008 Aggregate
Internal Rate of Return-All Investments(2)	7.2%	9.2%	8.0%	18.7%	8.9%	21.9%	16.1%	16.8%	15.4%	5.5%	-21.7%	13.4%	15.1%
Internal Rate of Return-All Investments(3)	7.2%	9.2%	8.0%	18.7%	8.9%	21.8%	15.6%	16.8%	13.8%	-7.4%	-28.2%	11.6%	12.4%
Internal Rate of Return-Equity Investments Only(3)(4)(5)	21.3%	-18.1%	12.1%	46.8%	15.3%	31.1%	28.5%	20.5%	21.7%	4.5%	-67.5%	18.9%	20.1%
Original Investments and Commitments	$400	$380	$285	$375	$958	$1,432	$2,265	$4,272	$5,084	$7,189	$653	$23,293	$20,895
Total Exits and Prepayments of Original Investments	$330	$297	$285	$286	$701	$1,083	$1,593	$1,911	$2,436	$1,810	$—	$10,732	$8,833
Total Interest, Dividends and Fees Collected	$155	$145	$105	$147	$299	$357	$512	$765	$651	$446	$27	$3,609	$2,758
Total Net Realized (Loss) Gain on Investments	$(67)	$(48)	$(39)	$25	$(68)	$141	$158	$315	$87	$—	$—	$504	$701
Current Cost of Investments	$69	$29	$—	$58	$237	$306	$661	$2,298	$2,313	$4,131	$578	$10,680	$10,287
Current Fair Value of Investments	$55	$18	$—	$17	$188	$371	$534	$2,435	$2,241	$3,325	$502	$9,686	$9,408
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.6%	0.2%	0%	0.2%	1.9%	3.8%	5.5%	25.2%	23.1%	34.3%	5.2%	100.0%	97.1%
Net Unrealized Appreciation/(Depreciation)	$(14)	$(11)	$—	$(41)	$(49)	$65	$(127)	$137	$(72)	$(806)	$(76)	$(994)	$(879)
Non-Accruing Loans at Face	$14	$6	$—	$25	$51	$14	$63	$72	$54	$182	$—	$481	$385
Non-Accruing Loans at Fair Value	$5	$2	$—	$7	$10	$—	$17	$15	$35	$25	$—	$116	$92
Equity Interest at Fair Value(4)	$36	$10	$—	$3	$41	$154	$102	$1,429	$741	$1,084	$190	$3,790	$3,700
Debt to EBITDA(6)(7)(8)	NM	2.2	—	10.0	5.8	4.9	6.1	4.6	5.6	6.9	5.7	6.0	6.0
Interest Coverage(6)(8)	NM	4.4	—	1.6	1.4	1.6	1.6	2.2	1.9	1.7	1.7	1.8	1.8
Debt Service Coverage(6)(8)	NM	3.7	—	1.6	1.1	1.5	1.2	1.6	1.6	1.7	1.6	1.6	1.6
Average Age of Companies(8)	67 yrs	59 yrs	—	20 yrs	43 yrs	39 yrs	38 yrs	29 yrs	28 yrs	27 yrs	19 yrs	29 yrs	29 yrs
Diluted Ownership Percentage(4)	54%	54%	0%	50%	36%	52%	31%	56%	33%	47%	59%	46%	46%
Average Sales(8)(9)	$199	$25	$—	$91	$67	$179	$109	$111	$138	$202	$97	$155	$157
Average EBITDA(8)(10)	$12	$4	$—	$1	$13	$33	$22	$24	$31	$37	$25	$31	$32
Average EBITDA Margin	6.0%	16.0%	0%	1.1%	19.4%	18.4%	20.2%	21.6%	22.5%	18.3%	25.8%	20.0%	20.4%
Total Sales(8)(9)	$318	$33	$—	$330	$359	$1,350	$1,768	$2,859	$4,872	$9,257	$726	$21,872	$20,832
Total EBITDA(8)(10)	$15	$5	$—	$8	$47	$189	$287	$420	$911	$1,626	$176	$3,684	$3,609
% of Senior Loans(8)(11)	96%	0%	0%	32%	66%	61%	59%	64%	39%	66%	39%	56%	56%
% of Loans with Lien(8)(11)	100%	100%	0%	100%	100%	100%	92%	91%	82%	95%	76%	90%	90%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at realizable based on anticipated proceeds to be received upon settlement or maturity.
(3)	Assumes investments are exited at current GAAP fair value.
(4)	Excludes investments in commercial mortgage backed securities and collateralized debt obligations.
(5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6)	These amounts do not include investments in which the Company owns only equity.
(7)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(8)	Excludes investments in commercial mortgage backed securities, collateralized debt obligations, ACAS CRE CDO 2007-1, Ltd., European Capital Limited and American Capital Agency Corp.
(9)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(10)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	As a percentage of our total debt investments.
(12)	Excludes investments in American Capital, LLC and our managed funds.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

ADDITIONAL DIVIDEND INFORMATION

American Capital must make certain distributions of its taxable income in order to maintain its tax status as a regulated investment company. Investors can refer to American Capital’s most recent report on Form 10-K for more information about its tax status. Taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. For example, changes in appreciation and depreciation of portfolio investments have no impact on American Capital's taxable income. American Capital reports the anticipated tax characteristics of each dividend when announced, while the actual tax characteristics of each year’s dividends are reported annually to shareholders on Form 1099DIV. The net long term capital gains in the 2007 tax year totaling $142 million were distributed to shareholders as a part of the second quarter 2008 dividend. The Company anticipates the 2008 year-to-date declared dividends of $3.09 per share to be comprised of $0.68 per share of long-term capital gains and $2.41 per share of ordinary taxable income. Dividends of long-term capital gains qualify for the 15% capital gains tax rate.

DIVIDEND REINVESTMENT PLAN (“DRIP”)

In appreciation of the loyal support of our shareholders, American Capital’s Dividend Reinvestment Plan grants a 2% discount to the market price for reinvested dividends when the market price per share equals or exceeds the NAV per share by at least 110%. Please see the prospectus for additional information. Brokerages that have confirmed participation in the DRIP include, but are not limited to:

A.G. Edwards

Citigroup-Smith Barney

Fidelity

Merrill Lynch

Morgan Keegan

RBC Dain Rauscher

UBS Financial

Wachovia Securities

Wedbush Morgan

For more information regarding the DRIP, please visit our website or call our Investor Relations Department at (301) 951-5917.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

American Capital has declared $29.25 of dividends since its August 1997 IPO at $15.00 per share. A summary of American Capital’s dividend history and forecast follows.

Year/Quarter	Dividend	% Change of Dividend Over Prior Year	Cumulative Dividends Declared
2008 Forecast	$4.19	13%
Q4 Forecast	$1.10	10%
Q3 Declared	$1.05	14%	$29.25
Q2 Paid	$1.03	13%	$28.20
Q1 Paid	$1.01	13%	$27.17

2007	$3.72	12%	$26.16
2006	$3.33	8%	$22.44
2005	$3.08	6%	$19.11
2004	$2.91	4%	$16.03
2003	$2.79	9%	$13.12
2002	$2.57	12%	$10.33
2001	$2.30	6%	$7.76
2000	$2.17	25%	$5.46
1999	$1.74	30%	$3.29
1998	$1.34	N/A	$1.55
Q4 1997	$0.21		$0.21

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the American Capital Shareholder Call on Wednesday, August 6, 2008 at 11:00 am ET. The dial in number will be (888) 428-4480. International callers should dial +1 (651) 291-5254. Please advise the operator you are dialing in for the American Capital Shareholder Call. Shareholder presentations, webcasts and audio recordings can be found in the Investor Relations section of our website at www.ACAS.com.

BEFORE THE CALL:

REVIEW THE SLIDE PRESENTATION IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a slide presentation to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may watch and listen to the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the Shareholder Call combined with the slide presentation will be made available on our website after the call on August 6, 2008. An archive of our audio and slide presentations of our quarterly shareholder calls can be found in the Investor Relations section of our website at www.ACAS.com.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 3:00 pm ET Wednesday, August 6, 2008 until 11:59 pm ET Wednesday, August 20, 2008. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 952932.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 951-5917.

ABOUT AMERICAN CAPITAL

American Capital, with $20 billion in capital resources under management, is the only private equity fund and the largest alternative asset management company in the S&P 500. American Capital, both directly and through its global asset management business, originates, underwrites and manages investments in private equity, leveraged finance, real estate and structured products. American Capital and its affiliates invest from $5 million to $800 million per company in North America and €5 million to €500 million per company in Europe. American Capital was founded in 1986 and currently has 12 offices in the U.S. and Europe.

As of June 30, 2008, American Capital shareholders have enjoyed a total return of 328% since the Company’s IPO - an annualized return of 14%, assuming reinvestment of dividends. American Capital has paid a total of $2.5 billion in dividends and paid or declared $29.25 dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital’s flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit www.AmericanCapital.com or www.EuropeanCapital.com.

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.

American Capital

August 5, 2008

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Boston • Chicago • Dallas • Frankfurt • London • Los Angeles • Madrid • New York

Palo Alto • Paris • Providence • Washington, D.C.